                                   FORM OF

                       CORNERSTONE PROPANE PARTNERS, L.P.


                            1996 RESTRICTED UNIT PLAN

                        (As Adopted _____________, 1996)

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                       CORNERSTONE PROPANE PARTNERS, L.P.
                            1996 RESTRICTED UNIT PLAN

                                TABLE OF CONTENTS

                                                                            PAGE

1.   Purpose . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -1-

2.   Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -1-

3.   Administration. . . . . . . . . . . . . . . . . . . . . . . . . . . . .-13-

4.   Initial Executive Rights. . . . . . . . . . . . . . . . . . . . . . . .-16-

5.   Time Vesting Rights . . . . . . . . . . . . . . . . . . . . . . . . . .-17-

6.   Performance Vesting Rights. . . . . . . . . . . . . . . . . . . . . . .-18-

7.   Reserved Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . .-19-

8.   Other Provisions Applicable to Vesting. . . . . . . . . . . . . . . . .-20-

9.   Director Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . .-22-

10.  Delivery of Units, etc. . . . . . . . . . . . . . . . . . . . . . . . .-25-

11.  Adjustment Upon Changes in Capitalization . . . . . . . . . . . . . . .-27-

12.  Termination and Amendment of the Plan . . . . . . . . . . . . . . . . .-27-

13.  Death of Grantee. . . . . . . . . . . . . . . . . . . . . . . . . . . .-28-

14.  Non-Exclusivity of the Plan . . . . . . . . . . . . . . . . . . . . . .-29-

15.  Limitation of Liability . . . . . . . . . . . . . . . . . . . . . . . .-29-

16.  Regulations and Other Approvals; Governing Law. . . . . . . . . . . . .-30-

17.  Withholding of Taxes. . . . . . . . . . . . . . . . . . . . . . . . . .-33-

18.  Interpretation. . . . . . . . . . . . . . . . . . . . . . . . . . . . .-34-


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19.  Successors. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-34-

20.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-34-

21.  Effective Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . .-35-


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                       CORNERSTONE PROPANE PARTNERS, L.P.
                              RESTRICTED UNIT PLAN


          1. PURPOSE. The purpose of the Plan is to strengthen Cornerstone Propane Partners, L.P., a Delaware limited partnership (the "PARTNERSHIP"), by providing an incentive to certain Senior Executives and Directors (as hereinafter defined) of Cornerstone GP, Inc.; a Delaware corporation, the Managing General Partner of the Partnership, and thereby encouraging them to devote their abilities and industry to the success of the Partnership's business enterprise in such a manner as to maximize the Partnership's value. It is intended that this purpose be achieved by extending to certain Senior Executives and Directors an added long-term incentive for continued service to the Partnership and the Managing General Partner, and for high levels of performance and unusual efforts which enhance the Partnership's value through the grant of rights to receive Common Units (as hereinafter defined) of the Partnership.

          2.   Definitions.

          For purposes of this Plan, unless otherwise specified in an agreement, capitalized terms shall have the following meanings:

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          2.1  "ACT" means the Securities Act of 1933, as amended.

          2.2 "AGREEMENT" means the written agreement between the Partnership and a Grantee evidencing the grant of an Award and setting forth the terms and conditions thereof.

          2.3 "AWARD" means a grant of Time Vesting Rights and/or Performance Vesting Rights.

          2.4 "BOARD" means the Board of Directors of the Managing General Partner.

          2.5 "CAUSE" means, unless otherwise provided in an Agreement, (i) in the case of a Senior Executive, (a) the Grantee's gross negligence or willful misconduct in the performance of his or her duties, (b) the Grantee's willful or grossly negligent failure to perform his or her duties, (c) the breach by the Grantee of any written covenants to the Partnership or the Managing General Partner, (d) dishonest, fraudulent or unlawful behavior by the Grantee (whether or not in conjunction with employment) or the Grantee being subject to a judgment, order or decree (by consent or otherwise) by any governmental or regulatory authority that


                                       -2-

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restricts his or her ability to engage in the business conducted by the
Partnership or the Managing General Partner or any of their affiliates or (e) willful or reckless breach by the Grantee of any policy adopted by the Partnership or the Managing General Partner concerning conflicts of interest, standards of business conduct or fair employment practices or procedures with respect to compliance with applicable laws, and (ii) in the case of a Director, the commission of an act of fraud or intentional misrepresentation or an act of embezzlement, misappropriation or conversion of assets of the Partnership, the Managing General Partner or any of their affiliates.

          2.6 "CHANGE IN CAPITALIZATION" means any increase or reduction in the number of Common Units, or any change (including, but not limited to, a change in value) in the Common Units, or exchange of Common Units for a different number or kind of units or other securities of the Partnership, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or other convertible securities, unit distribution, unit split or reverse unit split, cash dividend, property dividend, combination


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or exchange of units, repurchase of units, change in corporate structure or otherwise.

          2.7 "CHANGE OF CONTROL" means the occurrence during the term of the Plan of:

               (i) an acquisition (other than directly from the Partnership) of Common Units, Subordinated Units or voting equity interests of the Partnership ("VOTING SECURITIES") by any "PERSON" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")), other than the Partnership, the Managing General Partner or any of their affiliates, immediately after which such Person has "BENEFICIAL OWNERSHIP" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than [twenty five percent (25%)] of the combined voting power of the Partnership's then outstanding Units; PROVIDED, HOWEVER, that in determining whether a Change of Control has occurred, Units which are acquired in a Non-Control Acquisition' (as hereinafter defined) shall not constitute an acquisition that would cause a Change of Control. A "NON-CONTROL ACQUISITION" shall mean an


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     acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Managing General Partner or the Partnership or (B) any corporation, partnership or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Partnership, or Northwestern Public Service Company (for purposes of this definition, a "SUBSIDIARY"), (ii) the Partnership or Subsidiaries, or (iii) any Person in connection with a "NON-CONTROL TRANSACTION" (as hereinafter defined);

               (ii) approval by the partners of the Partnership of (A) a merger, consolidation or reorganization involving the Partnership, unless
     (x) the holders of Common and Subordinated Units immediately before such merger, consolidation or reorganization own, directly or indirectly immediately following such merger, consolidation or reorganization, at least [sixty percent (60%)] of the combined voting power of the outstanding Common and Subordinated Units of the entity resulting from such merger, consolidation or reorganization (the "SURVIVING ENTITY") in substantially the same proportion as their ownership of the Common and Subordinated
     Units


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     immediately before such merger, consolidation or reorganization, and (y)
     no person or entity (other than the Partnership, any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Partnership, the Managing General Partner, the Surviving Entity, or any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of more than twenty five percent (25%) of the then outstanding Common and Subordinated Units), has Beneficial Ownership of more than twenty five percent (25%) of the combined voting power of the Surviving Entity's then outstanding voting securities; (B) a complete liquidation or dissolution of the Partnership; or (c) the sale or other disposition of 50% or more of the net assets of the Partnership to any Person (other than a transfer to a Subsidiary). A transaction described in clauses (x) or (y) of subsection (A) hereof shall be referred to as a "NON-CONTROL TRANSACTION;" or

               (iii) A Qualified Owner or Qualified Owners (as defined below) not having, in the aggregate, Beneficial Ownership of at least 50.1% of the capital stock of the General Partner (by vote and value). For purposes of this


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     Section 2.7, "QUALIFIED OWNER" shall mean Northwestern Public Service
     Company, or any corporation of which Northwestern Public Service Company owns (directly or indirectly) a majority of the combined voting power of its outstanding voting securities.

Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because any Person (the "SUBJECT PERSON") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Partnership which, by reducing the number of Voting Securities outstanding, increases the proportional number of Common or Subordinated Units Beneficially Owned by the Subject Person, provided that if a Change of Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Partnership, and after such acquisition by the Partnership, the Subject Person becomes the Beneficial Owner of any additional Voting Securities that increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change of Control shall occur.


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          2.8  "CODE" means the Internal Revenue Code of 1986, as amended.

          2.9 "COMMITTEE" means a compensation committee consisting of at least two (2) members of the Board appointed by the Board to administer the Plan and to perform the functions set forth herein.

          2.10 "COMMON UNITS" means the common units representing limited partnership interests of the Partnership.

          2.11 "DIRECTOR" means any member of the Board who at no time prior to or during his or her service on the Board was or is an employee or officer of the Partnership or the Managing General Partner.

          2.12 "DISABILITY" shall have the same meaning that such term (or similar term) has under the long-term disability plan in which the Senior Executive or Director is covered.

          2.13 "EFFECTIVE DATE" shall mean the date upon which the Public Offering is consummated.


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          2.14 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          2.15 "FAIR MARKET VALUE" per Common Unit on any date means the average of the high and low sale prices of the Common Units on such date on the principal national securities exchange on which such Common Units are listed or admitted to trading, or if such Common Units are not so listed or admitted to trading, the arithmetic mean of the per Common Unit closing bid price and per Common Unit closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System or such other market on which such prices are regularly quoted, or, if there have been no published bid or asked quotations with respect to Common Units on such date, the Fair Market Value shall be the value established by the Board in good faith.

          2.16 "GOOD REASON" means, unless otherwise provided in an Agreement, in the case of a Senior Executive, (a) any failure by the Partnership or the Managing General Partner to comply in any material respect with the compensation provisions of a written employment agreement between the Senior Executive and the


                                       -9-

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Partnership or the Managing General Partner, or (b) the assignment to the Senior
Executive, without his or her consent, of duties and responsibilities materially inconsistent with his or her level of responsibility as an executive officer.

          2.17 "GRANTEE" means a person to whom an Award has been granted under the Plan.

          2.18 "INITIAL RIGHTS" means the Initial Executive Rights granted to Senior Executives pursuant to Section 4.1 on or effective as of the Effective Date, to receive a number of Common Units with an aggregate value of $7.0 million, and the Initial Director Rights granted to Directors pursuant to
Section 9.1.1, on or effective as of the Effective Date, to receive a number of Common Units with an aggregate value of $.9 million (based on the initial public offering price of the Common Units in the Public Offering, regardless of the Fair Market Value of a Common Unit at any other time).

          2.19 "MANAGING GENERAL PARTNER" means Cornerstone Propane GP, Inc., a Delaware Corporation, and its successors.


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          2.20 "PARTNERSHIP" means Cornerstone Propane Partners, L.P., a
Delaware limited partnership, and its successors.

          2.21 "PARTNERSHIP AGREEMENT" means the Partnership Agreement of the Partnership.

          2.22 "PERFORMANCE VESTING RIGHTS" means Rights which vest in accordance with the provisions of Sections 6-9.

          2.23 "PLAN" means the Cornerstone Propane Partners, L.P. 1996 Restricted Unit Plan.

          2.24 "PUBLIC OFFERING" means the initial public offering of the Common Units pursuant to an effective registration statement under the Act.

          2.25 "RESERVED RIGHTS" means the rights granted subsequent to the Effective Date to receive a number of Common Units with an aggregate value of $4.6 million (based on the initial public offering price of the Common Units in the Public Offering, regardless of the Fair Market Value of a Common Unit at any other


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time) plus such number of Common Units as are subject to previously granted but forfeited Initial Rights or Reserved Rights.

          2.26 "RIGHTS" means either the Initial Rights or the Reserved Rights.

          2.27 "SENIOR EXECUTIVES" means the President and Chief Executive Officer, the Executive Vice President and Chief Operating Officer, the Executive Vice President and Chief Financial Officer and the Senior Vice President of the Managing General Partner, and such other officers or managers of the Managing General Partner or the Partnership as the Committee may designate.

          2.28 "SUBORDINATED UNITS" means the subordinated units representing limited partnership interests of the Partnership.

          2.29 "TIME VESTING RIGHTS" means Rights which vest in accordance with the provisions of Section 5 and Sections 7-9.


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


          3.   ADMINISTRATION.

          3.1 The Plan shall be administered by the Committee, which shall hold meetings at such times as may be necessary for the proper administration of the Plan. The Committee shall keep minutes of its meetings. A quorum shall consist of not less than two members of the Committee and a majority of a quorum may authorize any action. Any decision or determination reduced to writing and signed by a majority of all of the members of the Committee shall be as fully effective as if made by a majority vote at a meeting duly called and held. No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to the Plan or any transaction hereunder, except for liability arising from his or her own willful misfeasance, gross negligence or reckless disregard of his or her duties. The Partnership hereby agrees to indemnify each member of the Committee for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of or otherwise dealing with, any claim, cause of action or dispute of any kind arising in connection with any actions in administering the Plan or in authorizing or denying authorization for any transaction hereunder.

          3.2 Subject to the express terms and conditions set forth herein, the Committee shall have the power, consistent with Rule 16b-3 under the Exchange Act, from time to time to:

               (i) select those Senior Executives to whom Awards shall be granted and to determine the terms and conditions (which need not be identical) of each such Award;

               (ii) make any amendment or modification to any Agreement consistent with the terms of the Plan;

               (iii) construe and interpret the Plan and the Awards and establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement or between the Plan and any Agreement, in the manner and to the extent it shall deem necessary or advisable so that the Plan complies with applicable law, including Rule 16b-3 under


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     the Exchange Act to the extent applicable, and otherwise to make the Plan fully effective. All decisions and determinations by the Committee in the exercise of this power shall be final, binding and conclusive upon the Partnership, the Managing General Partner, their affiliates, the Grantees and all other persons having any interest therein;

               (iv) exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan; and

               (v) generally, exercise such powers and perform such acts as it deems necessary or advisable to promote the best interests of the Partnership and the Managing General Partner with respect to the Plan.

          3.3 The maximum number of Common Units that may be made the subject of Awards granted under the Plan is such number of Common Units as shall have an aggregate value of $12.5 million (based on the initial public offering price of the Common Units in the Public Offering, regardless of the Fair Market Value of a Common Unit at any other time). The Partnership shall reserve for


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

purposes of the Plan, out of its authorized but unissued units, such number of Common Units.


          4.   INITIAL EXECUTIVE RIGHTS.

          4.1 INITIAL EXECUTIVE RIGHTS. As of the Effective Date, the Committee shall grant Initial Executive Rights to receive a number of Common Units with a value (based on the initial public offering price of the Common Units in the Public Offering) as follows:

               (i) $2.8 million to the President and Chief Executive Officer of the Managing General Partner;

               (ii) $1.6 million to the Executive Vice President and Chief Operating Officer of the Managing General Partner;

               (iii) $1.6 million to the Executive Vice President and Chief Financial Officer of the Managing General Partner; and


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               (iv)   $1.0 million to the Senior Vice President of the Managing
     General Partner.

Such Rights shall be granted, and the Common Units underlying such Rights shall be issued, in consideration of the performance of services and for no other consideration. Twenty-five (25%) percent of such Initial Executive Rights shall be Time Vesting Rights and shall vest in accordance with Section 5.2 and Section
8. Seventy-five (75%) percent of such Initial Executive Rights shall be Performance Vesting Rights and shall vest in accordance with Section 6.2 and
Section 8.

          5.   TIME VESTING RIGHTS.

          5.1 FORFEITURE. A Grantee's rights with respect to the Time Vesting Rights granted as of the Effective Date shall remain forfeitable at all times prior to the date on which the restrictions thereon shall have lapsed in accordance with Section 5.2 or Section 8.


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

          5.2 VESTING SCHEDULE. Subject to Section 8, the Time Vesting Rights granted as of the Effective Date shall vest and become non-forfeitable, and the restrictions thereon shall lapse:

               (i) on the third anniversary of the Effective Date with respect to one-third of the Common Units subject thereto;

               (ii) on the fifth anniversary of the Effective Date with respect to an additional one-third of the Common Units subject thereto; and

               (iii) on the seventh anniversary of the Effective Date with respect to the balance of the Common Units subject thereto.

          6.   PERFORMANCE VESTING RIGHTS

          6.1 FORFEITURE. A Grantee's rights with respect to the Performance Vesting Rights granted as of the Effective Date shall remain forfeitable at all times prior to the date on which the restrictions thereon shall have lapsed in accordance with Section 6.2 or Section 8.


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

          6.2 VESTING SCHEDULE. Subject to Section 8, the Performance Vesting Rights granted as of the Effective Date shall vest automatically upon the conversion of the Subordinated Units to Common Units in accordance with Section
5.8 of the Partnership Agreement as in effect on the Effective Date. The percentage of Performance Vesting Rights granted as of the Effective Date that vest upon any such a conversion shall equal a fraction the numerator of which is the number of Subordinated Units converted pursuant to such conversion and the denominator of which is the number of Subordinated Units issued and outstanding immediately after the underwriters' overallotment option in the Public Offering is exercised or expires.

          7.   RESERVED RIGHTS.

          7.1 RESERVED RIGHTS. At any time after the Effective Date, the Committee may, in its sole discretion, grant Reserved Rights to Senior Executives on such terms and conditions consistent with the Plan as the Committee shall determine.


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

          8.   OTHER PROVISIONS APPLICABLE TO VESTING,

          8.1 CHANGE OF CONTROL. Notwithstanding anything in the Plan to the contrary, upon a Change of Control, all restrictions on all granted Time Vesting Rights and Performance Vesting Rights shall lapse immediately and all such Rights shall become fully vested and non-forfeitable.

          8.2 FORFEITURE. Subject to Sections 8.1, 8.3 and 8.5, unless otherwise provided in an Agreement, any and all Initial Rights and Reserved Rights in respect of which the restrictions have not previously lapsed shall be forfeited (and automatically transferred to and reacquired by the Partnership at no cost to the Partnership, and neither the Grantee nor any successors, heirs, assigns, or personal representatives of such Grantee, shall thereafter have any further right or interest therein) upon the occurrence of any of the following events: (a) termination of the Grantee's employment with the Managing General Partner (in the case of a Senior Executive), or service on the Board (in the case of a Director) for any reason; PROVIDED; HOWEVER, that in the event that a Grantee's employment by the Managing General Partner or service on the Board was terminated by the Managing General Partner without


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Cause or, in the case of a Senior Executive, by the Grantee for Good Reason, in
either case, within six months prior to a Change of Control, no forfeiture of Rights shall be treated as occurring by reason of such termination and the Rights shall vest in accordance with Section 8.1, or (b) any attempted or completed transfer, sale, pledge, hypothecation, or assignment (a "TRANSFER") by the Grantee of his Initial Rights or Reserved Rights without the prior written approval of the Committee. Except with respect to Awards granted pursuant to
Section 9 and except as provided by Section 7.1, the Committee may provide in an Agreement or otherwise for such terms and conditions relating to the vesting of Awards as it shall determine in its sole discretion (which may be, except as provided by Section 7.1, more or less restrictive than those described in Sections 5.2, 6.2 or 8.2 and which need not be the same for each Award). The Committee may accelerate the vesting of Initial Rights or Reserved Rights (other than those granted pursuant to Section 9) at any time for any reason with the consent of the Board.

          8.3 DEATH OR DISABILITY. Notwithstanding the provisions of Section 8.2, unless otherwise provided in an Agreement, if a Grantee's employment with the Managing General Partner (in the case of a Senior Executive), or a Grantee's service on the Board (in the


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

case of
a Director) terminates as a result of death or Disability, all restrictions on Time Vesting Rights and Performance Vesting Rights held by such Grantee shall lapse immediately and all such Rights shall become fully vested and nonforfeitable.

          8.4 RECYCLING OF FORFEITED SHARES. Any Common Units subject to the Initial Rights or Reserved Rights (including Rights granted pursuant to Section
9) forfeited hereunder may be the subject of an Award pursuant to the Plan.

          8.5 TERMINATION WITHOUT CAUSE OR FOR GOOD REASON. In the event a Grantee's employment by the Managing General Partner or service on the Board is terminated by the Managing General Partner without Cause or, in the case of a Senior Executive by the Senior Executive for Good Reason, the restrictions on the Time Vesting Rights awarded to the Grantee shall lapse.

          9.   DIRECTOR RIGHTS.

          9.1 GRANTS. Pursuant to an Agreement, each Director shall be granted Director Rights in accordance with the provisions of this Section 9 and subject to the other provisions of the Plan.


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

Such Director Rights shall be granted, and the Common Units underlying such Rights shall be issued, in consideration of the performance of services and for no other consideration.

               (i) INITIAL DIRECTOR RIGHTS. As of the Effective Date, the Committee shall grant to each Director who is serving on the Board on such Date Initial Director Rights to receive a number of Common Units with a value (based on the initial public offering price of the Common Units in the Public Offering) equal to $.4 million to the Chairman of the Board, $.3 million to the Vice Chairman of the Board and $.2 million to the remaining Director. Twenty-five (25%) percent of such Initial Director Rights shall be Time Vesting Rights and shall vest in accordance with Section 5.2 and
     Section 8. Seventy-five (75%) percent of such Initial Director Rights shall be Performance Vesting Rights and shall vest in accordance with
     Section 6.2 and Section 8.

               (ii) RESERVED DIRECTOR RIGHTS. Each Director appointed or elected to the Board after the Effective Date shall be granted Director Rights on the effective date of his or her appointment or election as follows:


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


                      (a) TIME VESTING RIGHTS. Each such Director shall be granted Time Vesting Rights to receive a number of Common Units with a Fair Market Value (determined on the grant date) equal to $50,000. Such Time Vesting Rights shall contain the same terms and conditions as those Time Vesting Rights granted pursuant to Section (i), except that such Rights shall vest three, five and seven years from their grant date.

                      (b) PERFORMANCE VESTING RIGHTS. Each such Director shall be granted Performance Vesting Rights to receive a number of Common Units with a Fair Market Value (determined on the grant date) equal to $150,000. Such Performance Vesting Rights shall contain the same terms and conditions as those Performance Vesting Rights granted pursuant to Section (i), except that the percentage of such Performance Vesting Rights that vest upon any conversion of Subordinated Units shall equal a fraction the numerator of which is the number of Subordinated Units converted pursuant to such conversion



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

     and the denominator of which is the total number of Subordinated Units outstanding on the grant date.


          10.  DELIVERY OF UNITS, ETC.

          10.1 DELIVERY OF COMMON UNITS. Subject to Section 17, upon the vesting of Initial Rights or Reserved Rights, the Partnership shall deliver to the Grantee a certificate representing such number of Common Units as are subject to such Rights, to the extent of such vesting, free of all restrictions hereunder.

          10.2 TRANSFERABILITY.

               (i) Subject to Section 16, the Common Units acquired upon vesting of Initial Rights or Reserved Rights shall not be Transferred by a Grantee except under the following circumstances:

                      (a)   with the express written consent of the Board;


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

                      (b) by will or pursuant to the laws of descent and distribution; or

                      (c) the Common Units are actively traded on a national securities exchange or qualify for trading on NASDAQ-NMS or NASDAQ.


               (ii)   Any attempted Transfer not in accordance with this Section
     10.2 shall be null and void and of no force and effect.

          10.3 RIGHTS OF GRANTEES. Until such time as Initial Rights or Reserved Rights have vested and become non-forfeitable, and certificates representing Common Units in respect thereof have been issued pursuant to
Section 10.1, a Grantee shall not be entitled to exercise any rights of a unitholder with respect thereto, including the right to vote such units and the right to receive allocations or distributions thereon.


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

          11.  ADJUSTMENT UPON CHANGES IN CAPITALIZATION.

               (i) In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, to (i) the maximum number and class of Common Units or other units or securities with respect to which Awards may be granted under the Plan, (ii) the number of Common Units or other units or securities that are subject to outstanding Awards granted under the Plan, and the purchase price therefor, if applicable.

               (ii) If, by reason of Change in Capitalization, a Grantee of an Award shall be entitled to new, additional or different rights to acquire units or other securities, such new, additional or different rights or securities shall thereupon be subject to all of the conditions, restrictions and performance criteria that were applicable to the units subject to the Award prior to such Change in Capitalization.

          12. TERMINATION AND AMENDMENT OF THE PLAN. The Plan shall terminate on the day preceding the twentieth anniversary of the Effective Date and no Award may be granted thereafter. The

Board may sooner terminate the Plan and the Board may at any time and from time to time amend, terminate, modify or suspend the Plan or any Agreement; PROVIDED, HOWEVER, that no such amendment, modification, suspension or termination shall impair or adversely affect any Awards theretofore granted under the Plan, except with the consent of the Grantee, nor shall any amendment, modification, suspension or termination deprive any Grantee of any Common Units which he or she may have acquired through or as a result of the Plan.

          13. DEATH OF GRANTEE. In the event of the death of a Grantee, a certificate representing such number of Common Units, applicable to Initial Rights or Reserved Rights held by the Grantee, for which certificates have not previously been delivered to the Grantee pursuant to Section 10.1, shall, subject to Section 17, be delivered by the Partnership, free of all restrictions hereunder, to the beneficiary or beneficiaries last designated by the Grantee by written instrument delivered to the Committee prior to his or her death. If no such designated beneficiaries survive the Grantee, then such certificate shall be delivered by the Partnership to the Grantee's spouse, or if none is living, to his or her then living lawful descendants, PER STIRPES, or if none are living, to the duly appointed personal representative of the estate of the Grantee, or if no such personal representative is validly appointed within 6 months of the date of death of the Grantee, to the Grantee's heirs under the laws of the state in which the Grantee is domiciled at the date of his or her death.

          14. NON-EXCLUSIVITY OF THE PLAN. The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement, or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of options to acquire the Common Units, and such arrangements may be either applicable generally or only in specific cases.

          15. LIMITATION OF LIABILITY. As illustrative of the limitations of liability of the Partnership and the Manging General Partner, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

               (i) give any person any right to be granted an Award other than at the sole discretion of the Committee;

               (ii) give any person any rights whatsoever with respect to the Common Units except as specifically provided in the Plan or an Agreement;

               (iii) limit in any way the right of the Partnership or the Managing General Partner to terminate the employment of any person at any time; or

               (iv) be evidence of any agreement or understanding, express or implied, that the Partnership or the Managing General Partner will employ any person at any particular rate of compensation or for any particular period of time.

          16.  REGULATIONS AND OTHER APPROVALS; GOVERNING LAW.

          16.1 Except as to matters of federal law, the Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to conflicts of law principles.

          16.2 Notwithstanding any other provision of the Plan, the obligation of the Partnership to deliver the Initial Rights, the Reserved Rights or the Common Units in respect thereof under the Plan shall, in each case, be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

          16.3 (a) Except as provided in Section 14 hereof, the Board may make such changes to the Plan or an Agreement as may be necessary or appropriate to comply with the rules and regulations of any government authority.

               (b) Each Award is subject to the requirement that, if at any time the Committee determines, in its sole and absolute discretion, that the listing, registration or qualification of the Common Units issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of the Common Units, no Awards shall be granted and no Common Units shall be issued, in whole or in part, unless such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

               (c) Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event that the disposition of the Common Units or any other securities acquired pursuant to the Plan is not covered by a then current registration statement under the Act, or is not otherwise exempt from such registration, such Common Units shall be restricted against transfer to the extent required by the Act and Rule 144 or other regulations thereunder. The Committee may require any person or entity receiving Common Units pursuant to an Award granted under the Plan, as a condition precedent to receipt of such Common Units, to represent and warrant to the Partnership in writing that the Common Units acquired by such person or entity are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under the Act, or pursuant to an exemption applicable under the Act or the rules and regulations promulgated thereunder. The certificates evidencing any of such Common Units shall be appropriately legended to reflect their status as restricted securities as aforesaid.

          17. WITHHOLDING OF TAXES. At such times as a Grantee or his or her beneficiary recognizes taxable income in connection with the Rights to acquire Common Units granted hereunder (a "TAXABLE EVENT"), the Grantee or his or her beneficiary shall pay to the Partnership an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld by the Partnership in connection with the Taxable Event (the "WITHHOLDING TAXES") prior to the issuance of such units. The Partnership shall have the right to deduct from any payment of cash to a Grantee or his or her beneficiary an amount equal to the Withholding Taxes in satisfaction of the obligation to pay Withholding Taxes. In satisfaction of the obligation to pay Withholding Taxes to the Partnership, the Grantee or his or her beneficiary may make a written election (the "TAX ELECTION"), which may be accepted or rejected in the discretion of the Committee, to have withheld a portion of the Common Units then issuable to him or her having an aggregate Fair Market Value, on the date preceding the date of such issuance, equal to the Withholding Taxes.

          18. INTERPRETATION. The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act, and the Committee shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with such Rule shall be amended to be consistent with such Rule, and shall not affect the validity of the Plan.

          19. SUCCESSORS. In the event of a sale of substantially all of the assets of the Partnership or the Managing General Partner, or a merger, consolidation or share or unit exchange involving the Partnership or the Managing General Partner, all obligations of the Partnership and/or the Managing General Partner shall be binding on the successor to the transaction.

          20. NOTICES. Notices given pursuant to the Plan shall be in writing and shall be deemed received when personally delivered, or five days after mailed by United States registered or certified mail, return return requested only, postage prepaid.

          Notice to the Partnership shall be directed to________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________


          Notices with respect to the Managing General Partner shall be directed to______________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

_____________________________________________________________________________.

          Notices to or with respect to a Grantee shall be directed to the Grantee, or to his or her beneficiary, at the Grantee's home address on the records of the Managing General Partner.

          21. EFFECTIVE DATE. The effective date of the Plan shall be the Effective Date. The effectiveness of the Plan is subject to approval of the Plan prior to the Effective Date by the partners of the Partnership.